EXHIBIT 10.1

Alpha Pro Tech, Ltd.

Form of Restricted Stock Unit Award Agreement for Non-Employee Directors

ALPHA PRO TECH, LTD.

2020 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Non-Employee Directors – Time-Based)

This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of ________ (the “Grant Date”) by and between Alpha Pro Tech, Ltd., a Delaware corporation (the “Company”), and ________ (the “Grantee”).

WHEREAS, the Company has adopted the Alpha Pro Tech, Ltd. 2020 Omnibus Incentive Plan (the “Plan”), pursuant to which awards of Restricted Stock Units (as defined in the Plan) (“RSUs”) may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the award of RSUs provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.            Grant of RSUs. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award consisting of, in the aggregate, ______RSUs. The RSUs are subject to the terms and conditions, including the restrictions, set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan. Subject to the terms and conditions of this Agreement and the Plan, each RSU constitutes the right of the Grantee to receive one share of Common Stock on the Settlement Date (as defined below). The Company shall establish and maintain an RSU bookkeeping account for the Grantee (the “Account”), and the Account shall be credited with the number of RSUs granted to the Grantee. The Grantee’s interest in the Account shall be that of a general, unsecured creditor of the Company.

2.            Consideration. The grant of the RSUs is made in consideration of the services to be rendered by the Grantee to the Company as a member of the Company’s Board of Directors.

3.            Restricted Period; Vesting and Settlement.

3.1    Except as otherwise provided herein, one hundred percent (100%) of the RSUs will vest and settle on the first anniversary of the Grant Date, provided that the Grantee remains in Continuous Service through the vesting date. The one-year period from the Grant Date through the Settlement Date (as defined below) is referred to as the “Restricted Period.”

3.2    The foregoing vesting schedule notwithstanding:

(a)    if the Grantee’s Continuous Service is terminated as a result of the Grantee’s death or Disability, one hundred percent (100%) of the unvested RSUs shall vest as of the date of such termination; and

(b)    if a Change in Control occurs, one hundred percent (100%) of the unvested RSUs shall vest immediately.

3.3 Vested RSUs will be settled in shares of Common Stock as soon as reasonably practicable following the date on which such RSUs vest; provided, however, that in no event shall such RSUs be settled more than thirty (30) days after such vesting date. For purposes of this Agreement, the actual date of settlement for the vested RSUs shall in each case be known as the “Settlement Date.” Upon the issuance of the shares to the Grantee, the corresponding RSUs shall cease to be credited to the Account.

4.            Restrictions. The RSUs and any rights relating thereto may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than in accordance with the terms of the Plan.

Alpha Pro Tech, Ltd.

5.            Rights as Stockholder; Dividend Equivalents.

5.1 Unless and until the RSUs become settled in shares of Common Stock in accordance with Section 3 above, the Grantee shall have no rights as a stockholder relating thereto. On the Settlement Date, the Grantee shall become the record owner of the shares of Common Stock issued in respect of the vested RSUs, and as record owner shall be entitled to all rights of a stockholder of the Company.

5.2 If the Company pays a cash dividend on its shares of Common Stock for which the record date (for purposes of this Agreement, the “record date” is the date on which holders of record are determined for purposes of paying the cash dividend on shares of Common Stock) occurs after the Grant Date but prior to the Settlement Date, the Grantee shall receive a lump sum cash payment on such Settlement Date (or, with respect to a cash dividend that the Board has specified is to be paid on a payment date subsequent to the Settlement Date, such later payment date) equal to the aggregate amount of the cash dividend paid by the Company on a single share of Common Stock multiplied by the number of RSUs that will settle on the Settlement Date.

6.            No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position or as a Director of the Company.

7.            Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock subject to the award of RSUs shall be adjusted in any manner as contemplated by Section 11 of the Plan.

8.            Tax Liability and Withholding.

8.1    The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the RSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)    tendering a cash payment;

authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the RSUs; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by la

(b)    delivering to the Company previously owned and unencumbered shares of Common Stock.

8.2    Notwithstanding any action that the Company takes with respect to any or all tax-related withholdings (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility, and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the RSUs or the subsequent sale of any shares; and (b) does not commit to structure the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9.            Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

10.          Legends. A legend may be placed on any document(s) delivered to the Grantee indicating restrictions on transferability of the RSUs pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws, or any stock exchange on which the shares of Common Stock are then listed or quoted.

Alpha Pro Tech, Ltd.

11.          Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.          Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

13.          Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

14.          Award Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.          Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Award may be transferred by will or the laws of descent or distribution.

16.          Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.          Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company in accordance with the terms of the Plan. The grant of the RSUs in this Agreement does not create any contractual right or other right to receive any RSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s service to the Company.

18.          Amendment. In accordance and consistent with Section 409A of the Code, as applicable, the Committee has the right to amend, alter, suspend, discontinue or cancel the Award, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

19.          Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement and the payment(s) hereunder are intended to either be exempt from or comply with Section 409A of the Code and the regulations and other guidance published thereunder (collectively, “Section 409A”), and shall at all times be interpreted and administered in accordance with such intent. In no event will the Company or its Affiliates or any of their respective employees, directors, officers, agents, representatives, attorneys, equity holders, principals, partners, members, managers or affiliates have any liability for any failure of this Agreement to satisfy the requirements of, or be exempt from, Section 409A, and such parties do not guarantee that this Agreement complies with, or is exempt from, Section 409A. The Grantee acknowledges and agrees that the Grantee shall not have any right to designate, directly or indirectly, the time of payment of any amount payable hereunder.

20.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21.          Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant, vesting or settlement of the RSUs or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting, settlement or disposition.

[signature page follows]

Alpha Pro Tech, Ltd.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALPHA PRO TECH, LTD.

By:
	Name:	Colleen McDonald
	Its:	Chief Financial Officer

Name:
Re: [Date] grant